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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                       January 19,2005 (January 18, 2005)
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                            Park National Corporation
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             (Exact name of registrant as specified in its charter)

            Ohio                        1-13006                 31-1179518
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(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio                 43058-3500
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     (Address of principal executive offices)                      (Zip Code)

                                 (740) 349-8451
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

The Park National Corporation ("Park") Board of Directors, upon recommendation of the Compensation Committee, on January 18, 2005, approved the incentive compensation to be paid under Park's incentive compensation plan in fiscal 2005 of $11.2 million. This amount is based on Park's performance in 2004 compared to Park's peer group of all U.S. bank holding companies of similar asset size ($3 billion to $10 billion). A formula determines the amount, if any, by which Park's return on equity ratio exceeds the median return on equity ratio of these peer bank holding companies. Twenty percent of that amount on a before-tax equivalent basis is available for incentive compensation.

The incentive compensation pool of $11.2 million will be paid during the first quarter of fiscal 2005 to the officers that are employed by the affiliate banks and other subsidiaries of Park. This payment is spread among the officers, including the three executive officers, based on their respective contributions to Park's meeting its short-term and long-term financial goals during the 2004 fiscal year.

Park's Board of Directors, upon recommendation of the Compensation Committee, on January 18, 2005, approved the fiscal 2005 base salaries and the fiscal 2004 incentive compensation for the three executive officers of Park. The base salaries for fiscal 2005 will be $464,240 for C. Daniel DeLawder, $307,108 for David L. Trautman and $200,500 for John W. Kozak. The fiscal 2004 incentive compensation was approved at $464,240 for C. Daniel DeLawder, $307,108 for David
L. Trautman and $200,500 for John W. Kozak. The Compensation Committee recommended to the Board of Directors that the compensation paid to the three executives during fiscal 2005 be split at 50% base salary and 50% incentive compensation.

C. Daniel DeLawder is the Chairman and Chief Executive Officer of Park National Corporation and its subsidiary bank The Park National Bank ("PNB"). David L. Trautman is the President of Park National Corporation and PNB. John W. Kozak is the Chief Financial Officer of Park National Corporation and PNB.

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition

On January 18, 2005, Park National Corporation ("Park") issued a news release (the "News Release") announcing earnings for the three and twelve months ended December 31, 2004. Included in the News Release, was the announcement that Park's Board of Directors declared a regular cash dividend of $.90 per share on January 18, 2005, payable on March 10, 2005 to shareholders of record as of February 22, 2005. A copy of the News Release is included as Exhibit 99.1 and incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

On November 15, 2004, Park issued a news release announcing changes to Park's Board of Directors and executive officers that would become effective, December 31, 2004 and January 1, 2005. A copy of the November 15, 2004 Management Changes Release was included as Exhibit 99.1 in Park's Form 8-K filed on November 16, 2004.

As reported in the November 15, 2004 Management Changes Release, the following previously reported changes to Park's Board of Directors and executive officers took place.

Howard E. LeFevre resigned from the Park Board of Directors effective December 31, 2004. Effective January 1, 2005, F. William Englefield IV and Michael J. Menzer joined Park's Board of Directors. Mr. Englefield serves in the class of Park directors whose term expires in 2005 and was appointed to serve as a member of the Audit Committee of the Park Board of Directors on January 18, 2005. Mr. Englefield has served as a member of the Board of Directors of The Park National Bank ("PNB"), a subsidiary of Park, since 1994 and is President of Englefield Oil Co., a retailer and wholesaler of petroleum products. Mr. Menzer serves in the class of Park directors whose term expires in 2006 and was appointed to serve as a member of the Audit and Investment Committees of the Park Board of Directors on January 18, 2005. Mr. Menzer has served as a member of the PNB Board of Directors since 1999 and is President of Northstreet Partners, Inc., a private equity investment company.

Effective January 1, 2005, David L. Trautman became President of each of Park and PNB as well as a director of Park. Mr. Trautman serves in the class of Park directors whose term expires in 2007 and was appointed to serve as a member of the Investment Committee of the Park Board of Directors on January 18, 2005. Mr. Trautman, age 43, has served as Secretary of Park since July 2002, as Executive Vice President and a director of PNB since February 2002; as Chairman of the Board of The First-Knox National Bank of Mount Vernon, a subsidiary of Park ("FKNB"), since March 2001 and a director of FKNB since May 1997; and as a director of United Bank, N.A., a subsidiary of Park, since 2000. Mr. Trautman served as President and Chief Executive Officer of FKNB from May 1997 to February 2002 and as a Vice President of PNB from 1993 to May 1997.


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Effective January 1, 2005, C. Daniel DeLawder became Chairman of the Board of each of Park and PNB. Mr. DeLawder continues as Chief Executive Officer and a director of both Park and PNB. Mr. DeLawder, age 55, has served as Chief Executive Officer since 1999, and a director since 1994, of Park; as Chief Executive Officer since January 1999, and a director since 1992 of PNB; as director of the Advisory Board since 1989 of the Fairfield National Division of PNB; as director of The Richland Trust Company, a subsidiary of Park, since 1997; and as a director of Second National Bank, a subsidiary of Park, since 2000. Mr. DeLawder served as President of each of Park and PNB from 1994 to December 31, 2004; as Executive Vice President of PNB from 1992 to 1993; and as President of the Fairfield National Division of PNB from 1985 to 1992.

Effective January 1, 2005, William T. McConnell is no longer the Chairman of the Board of each of Park and PNB, but continues to serve as a director and Chairman of the Executive Committee of the Board of Directors of each of Park and PNB.

During each of Park's fiscal years ended December 31, 2003 and December 31, 2004, each of Messrs. Englefield, Menzer, Trautman and DeLawder, members of their immediate families and, in the case of Messrs. Englefield and Menzer, corporations with which they are associated, were involved in banking transactions with the banking subsidiaries of Park in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or its subsidiaries. These loans have been subject to and are presently subject to no more than a normal risk of uncollectibility and present no other unfavorable features.

Section 8 - Other Events

Item 8.01 - Other Events

As announced in the News Release, on January 18, 2005, the Park Board of Directors declared a regular cash dividend of $.90 per share, payable on March 10, 2005 to shareholders of record as of February 22, 2005. A copy of the News Release is included as Exhibit 99.1 and incorporated herein by reference.

On January 18, 2005, the Park Board of Directors called the 2005 Annual Meeting of shareholders of Park National Corporation to be held on Monday, April 18, 2005, at 2:00 p.m., Eastern Time, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio. The Park Board of Directors established February 22, 2005 as the record date for the determination of the shareholders of Park entitled to receive notice of, and to vote at, the 2005 Annual Meeting of Shareholders.




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Section 9 - Financial Statements and Exhibits.

Item 9.01 - Financial Statements and Exhibits.

        (a)      Not applicable

        (b)      Not applicable

        (c) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K:


                  Exhibit No.      Description
                  -----------      -----------
                     99.1          News Release issued by Park National
                                   Corporation on January 18, 2005.

   [Remainder of page intentionally left blank; signature on following page.]



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PARK NATIONAL CORPORATION


Dated: January 19, 2005                 By: /s/ John W. Kozak
                                            ------------------------------
                                            John W. Kozak
                                            Chief Financial Officer




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                                INDEX TO EXHIBITS


                           Current Report on Form 8-K
                             Dated January 19, 2005


                            Park National Corporation

Exhibit No.       Description
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   99.1           News Release issued by Park National Corporation on
                  January 18, 2005.




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